HJ & ASSOCIATES, LLC.
                  CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS



February 3, 2001

VOIP Telecom, Inc.
(formerly Presidents Telecom, Inc.)
1116-1030 West Georgia Street
Vancouver, BC V6E 2Y3 Canada

Dear Sirs:

This is to confirm that the client-auditor relationship between VOIP Telecom, Inc., (Formerly Presidents Telecom, Inc.) (Commission File Number 000-28047) and HJ & Associates, LLC has ceased

Sincerely,


/S/ HJ & Associates, LLC.
HJ & Associates, LLC.


Cc: Office of the Chief Accountant
       SECPS Letter File
       Securities ad Exchange Commission
       Mail Stop 905
       450 Fifth Street, NW
       Washington, DC 20549